Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Dividend

Addison, Texas – March 12, 2021 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., today announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.20 per share of common stock.  The dividend will be paid on April 14, 2021 to stockholders of record as of the close of business on March 29, 2021.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A.  As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 31 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state.  As of December 31, 2020, Guaranty Bancshares, Inc. had total assets of $2.7 billion, total loans of $1.9 billion and total deposits of $2.3 billion. Visit gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881

Investors@gnty.com